Exhibit 99.1
FOR RELEASE 6:30 A.M., Wednesday, October 26, 2011

Investors:	Valerie Haertel	Media:	Lowell Weiner
	(201) 269-5781		(201) 269-6986
	valerie_haertel@medco.com		lowell_weiner@medco.com
Medco Delivers Record Third-Quarter 2011 GAAP Diluted EPS of $0.90,
or $0.96 excluding Merger-Related Expenses, Up 12.9 Percent;
Diluted EPS Excluding All Intangible Amortization and Merger-Related Expenses
of a Record $1.07, Up 12.6 Percent
Narrows 2011 EPS Guidance Range to High-End
Guides to 2012 EBITDA Growth of Up To 9.5 Percent and Margin Expansion
Third-Quarter 2011 Highlights:
•	Record GAAP diluted earnings per share (EPS) of $0.90, or $0.96 when excluding $36.6 million of expenses associated with the pending Express Scripts merger, an increase of 12.9 percent over $0.85 in third-quarter 2010
•	Record diluted EPS, excluding all intangible amortization and merger-related expenses, increased 12.6 percent to $1.07 from $0.95 in third-quarter 2010
•	Total net revenues increased 4.1 percent to $17.0 billion
•	Gross margin increased 4.3 percent to a record $1.17 billion, representing a gross margin percentage of 6.9 percent, consistent with third-quarter 2010
•	EBITDA (Earnings Before Interest and Other Income/Expense, Taxes, Depreciation and Amortization) increased 3.9 percent to a record $801 million and EBITDA per adjusted prescription increased 4.6 percent to a record $3.43 when excluding merger-related expenses
•	Mail-order prescriptions increased 0.4 percent to 27.4 million, including generic mail-order prescriptions which increased 3.5 percent to 17.7 million
•	Overall generic dispensing rate increased 2.2 percentage points to a record 73.8 percent; mail-order generic dispensing rate increased 2.0 percentage points to a record 64.8 percent
•	Specialty pharmacy revenues increased 16.7 percent to a record $3.4 billion; specialty gross margin percentage was consistent with last year at 6.8 percent; specialty operating income increased 33.0 percent to a record $148.6 million
2011 Guidance Narrowed:
•	Full-year 2011 GAAP diluted EPS is now expected in the range of $3.54 to $3.58; EPS guidance excluding estimated merger-related expenses is now anticipated in the range of $3.65 to $3.69, representing 16 to 17 percent growth over 2010, narrowed from the previous guidance range of $3.59 to $3.69, which represented growth of 14 to 17 percent over 2010 (please see Table 9)
•	Full-year 2011 guidance for diluted EPS, excluding all intangible amortization and merger-related expenses, is now expected in the range of $4.08 to $4.12, representing growth of 15 to 16 percent over 2010, narrowed from the previous guidance range of $4.02 to $4.12, which represented growth of 13 to 16 percent over the 2010 full-year equivalent of $3.55 (please see Table 9)

Medco Third-Quarter 2011 Earnings, Page 2
2012 Guidance:
•	Included in the SEC Form S-4 (“S-4”) filed on October 6, 2011 by Aristotle Holding, Inc. in connection with the pending Express Scripts merger is prospective financial information on Medco’s forecasted stand-alone financial performance. That disclosure includes forecasts for net revenues, net income and EBITDA for the periods of 2011 through 2014. The 2011 amounts presented in the S-4 approximately reflect the mid-point of the narrowed 2011 guidance range. The 2012 amounts represent Medco’s internal operating plan. Historically, when Medco provided initial annual guidance to investors and analysts, the internal operating plan amounts were stronger than the range of guidance provided, as the management perspective was to direct the company toward overachievement of financial goals. In the current case, since the operating plan amounts are disclosed in the S-4, investors and analysts should view such 2012 amounts as the high-end of a range, with a four percent reduction representing the low-end of the range, consistent with ranges provided in previous years.
For 2012, the S-4 reflects forecasted net revenues of $58.931 billion, net income of $1.626 billion and EBITDA of $3.408 billion. The decline in 2012 net revenues compared to the 2011 amount reported in the S-4 of $68.951 billion reflects previously reported client losses and an approximate $6.5 billion reduction in net revenues associated with the significant increase in the mix of lower-priced generic drugs in 2012. The 2012 EBITDA of $3.408 billion represents a 9.5 percent increase over the 2011 amount of $3.113 billion, reflecting the benefits of the generic wave and business efficiencies. The EBITDA margin (EBITDA divided by net revenues) projected for 2012 of 5.8 percent at the high-end reflects a 1.3 percentage point increase over the 2011 forecast of 4.5 percent. This results from the aforementioned revenue and EBITDA dynamics, along with the fact that revenues from 2012 lost accounts carry a very low margin on average compared to Medco’s book of business.
The 2012 guidance amounts do not include merger-related expenses or other one-time costs, and represent a reflection of expected true operating performance. EPS amounts are not provided as a result of the uncertainty regarding share count; all share repurchases have been suspended due to the pending merger.
FRANKLIN LAKES, N.J., Oct. 26, 2011 — Medco Health Solutions, Inc. (NYSE: MHS) today reported record third-quarter 2011 GAAP diluted EPS of $0.90, which includes expenses associated with the pending merger with Express Scripts, Inc. of $36.6 million before provision for income taxes. Approximately $35.6 million is included in selling, general and administrative expenses (SG&A), and the remaining $1.0 million is included in cost of revenues. When excluding these merger-related expenses, diluted EPS increased 12.9 percent over third-quarter 2010. Adjusting for all amortization of intangible assets and excluding the aforementioned merger-related expenses, third-quarter 2011 diluted earnings per share increased 12.6 percent to a record $1.07, up from $0.95 in the third quarter of 2010. (Please see Table 4a for results excluding merger-related expenses.)
“Medco experienced a strong third-quarter, including record EPS even when including merger-related expenses associated with the pending merger with Express Scripts. Our gross margins recovered to a healthy 6.9 percent, and our EBITDA per adjusted script achieved a record $3.43 excluding merger-related expenses. Along with this positive financial performance, our clients and members saved approximately $700 million from higher generic utilization. Looking forward to 2012, the guidance we provided demonstrates expectations for continued strength building upon what is turning out to be a very successful 2011. The generic wave for 2012 is forecasted to be strong, and our clients and members are expected to save approximately $6.5 billion in 2012 from increased generic utilization, which also has the effect of lowering our revenues due to the significant price difference in generics compared to brand-name drugs,” said David B. Snow Jr., chairman and chief executive officer of Medco.

Medco Third-Quarter 2011 Earnings, Page 3
“For 2011, annualized new-named sales total $3.2 billion, up from our previously reported $3.0 billion, and our 2011 renewals of $16 billion are over 98 percent completed. Our 2012 annualized new-named sales currently amount to $1.6 billion, up from the previously reported $800 million. While our net-new sales for 2012 are negative due to acquisitions of certain clients by competitors and other lost accounts, our 2012 earnings growth is expected to be strong, and our EBITDA margin is forecasted to increase from approximately 4.5 percent of revenue in 2011 to as high as 5.8 percent in 2012. We expect that gross margin percentages and EBITDA per adjusted script measures will also increase meaningfully in 2012,” added Snow.
“We continue to operate this company in the best interests of our clients, members and shareholders, and we remain enthusiastic about the prospects for our merger with Express Scripts. We are as confident as we were on the announcement date that the pending merger will close in the first-half of 2012, and the new company will drive even higher levels of value to all constituents,” concluded Snow.
Third-Quarter Financial and Operational Results
Medco reported third-quarter 2011 net revenues of $17.0 billion, representing a 4.1 percent increase over third-quarter 2010 — primarily the result of contributions from new client wins and higher prices charged by brand-name pharmaceutical manufacturers, partially offset by higher volumes of lower-priced generic drugs. This performance includes service revenue growth of 46.9 percent, reflecting the United BioSource (UBC) acquisition and growth in Medco’s client service offerings across the company.
Medco’s generic dispensing rate increased 2.2 percentage points from third-quarter 2010 to a record 73.8 percent. The mail-order generic dispensing rate increased 2.0 percentage points to a record 64.8 percent, while the retail generic dispensing rate increased 2.3 percentage points to a record 75.4 percent. The year-over-year improvement in the overall generic dispensing rate drove incremental savings of approximately $700 million for Medco’s clients and members in the quarter.
Total prescription volume, adjusting for the difference in days supply between mail-order and retail amounted to 233.6 million, a decrease of 0.7 percent over third-quarter 2010. Mail-order prescription volume increased 0.4 percent to 27.4 million. Importantly, generic mail-order prescription volumes increased 3.5 percent to 17.7 million, while brand-name mail-order prescription volumes decreased 4.9 percent to 9.7 million in the third quarter of 2011.
Retail prescription volumes decreased 1.2 percent from third-quarter 2010, to 152.2 million. The third-quarter 2011 adjusted mail-order penetration rate of 34.8 percent was 30 basis points higher than the third quarter of 2010.
Total gross margin for third-quarter 2011 reached a record $1.17 billion, representing a 4.3 percent increase over third-quarter 2010. The total gross margin percentage of 6.9 percent was consistent with third-quarter 2010.
Total SG&A expenses amounted to $455.6 million, or $420.0 million excluding merger-related expenses, which represents growth of 6.3 percent over third-quarter 2010. The merger-related expenses primarily include banker fees, legal fees and employee retention-related expenses. When also excluding the effect of the UBC acquisition on September 16, 2010, SG&A increased by 1.7 percent.
EBITDA was $764.3 million for third-quarter 2011. Excluding merger-related expenses, EBITDA for the quarter reached a record $800.9 million, an increase of 3.9 percent, or $29.9 million, over the same period last year. The associated EBITDA per adjusted prescription for third-quarter 2011 reached a record $3.43, up 4.6 percent from $3.28 in the third quarter of 2010 (please see Table 6).

Medco Third-Quarter 2011 Earnings, Page 4
Total interest and other (income) expense, net, of $49.6 million in third-quarter 2011 increased $8.8 million compared to the same period in 2010, reflecting higher debt levels from the $1.0 billion senior notes issuance in September 2010 associated with the acquisition of UBC.
Income before the provision for income taxes was $588.7 million for third-quarter 2011. Excluding merger-related expenses, income before the provision for income taxes increased 2.1 percent to $625.3 million, compared to $612.5 million for the third quarter of 2010.
The third-quarter 2011 effective tax rate was 39.6 percent compared to 39.3 percent in third-quarter 2010.
Net income was $355.4 million for third-quarter 2011. Excluding merger-related expenses, net income increased 1.6 percent over the same quarter last year to $377.4 million.
Specialty Pharmacy
For third-quarter 2011, revenues for Accredo Health Group grew 16.7 percent to a record $3.4 billion. This strong performance primarily reflects growth in prescription volumes, increases in manufacturer brand pricing, broader utilization of specialty products, and the impact of recently introduced drugs. Product categories experiencing the highest levels of revenue growth include rheumatoid arthritis, hepatitis, multiple sclerosis and oncology.
The Accredo third-quarter 2011 gross margin percentage of 6.8 percent is consistent with third-quarter 2010. Accredo’s operating income for third-quarter 2011 grew 33.0 percent to a record $148.6 million, reflecting the higher revenues and efficiencies across the segment.
Share Repurchase Programs
During the third quarter of 2011, Medco repurchased 6.3 million shares through a pre-authorized trading plan at a cost of $350 million, reflecting an average per-share cost of $55.89. Year-to-date, Medco repurchased 29.3 million shares at a cost of $1.787 billion, reflecting an average per-share cost of $60.93. On an inception-to-date basis, since repurchases commenced in 2005, Medco has repurchased 285.5 million shares at a cost of $12.85 billion reflecting an average share price of $45.00. Future share repurchases have been suspended as a result of the pending merger.
Richard Rubino, chief financial officer, noted “We are about to experience the most significant generic wave in history, and the strength in our 2012 guidance begins with the November 30 introduction of the generic form of Lipitor, which we continue to expect to deliver approximately $0.03 in incremental EPS in fourth-quarter 2011. Additionally, we take great pride in having managed inventory to the lowest levels since the 1990’s — reductions of over 60 percent from the high of 2008. Along with this, our return on invested capital remains on track to exceed 30 percent this year.”
Use of Non-GAAP Measures
Medco calculates and uses EBITDA and EBITDA per adjusted prescription as indicators of its ability to generate cash from its reported operating results. These measurements are used in concert with net income and cash flows from operations, which measure actual cash generated in the period. In addition, Medco believes that EBITDA and EBITDA per adjusted prescription are supplemental measurement tools used by analysts and investors to help evaluate overall operating performance and the ability to incur and service debt and make capital expenditures. EBITDA does not represent funds available for Medco’s discretionary use and is not intended to represent or to be used as a substitute for net income or cash flows from operations data, as measured under U.S. generally accepted accounting principles (GAAP). The items excluded from EBITDA, but included in the calculation of reported net income, are significant components of the consolidated statements of income and must be considered in performing a comprehensive assessment of overall financial performance. EBITDA, and the associated year-to-year trends, should not be considered in isolation. Medco’s calculation of EBITDA may not be consistent with calculations of EBITDA used by other companies. Additionally, we have calculated the 2011 EBITDA excluding the pre-tax merger-related expenses associated with the pending Express Scripts merger, as the expenses are not considered an indicator of ongoing company performance.

Medco Third-Quarter 2011 Earnings, Page 5
EBITDA per adjusted prescription is calculated by dividing EBITDA by the adjusted prescription volume for the period. This measure is used as an indicator of EBITDA performance on a per-unit basis, providing insight into the cash-generating ability of each prescription. EBITDA, and as a result, EBITDA per adjusted prescription, are affected by the changes in prescription volumes between retail and mail order, the relative representation of brand-name, generic and specialty pharmacy drugs, as well as the level of efficiency in the business. Adjusted prescription volume equals substantially all mail-order prescriptions multiplied by three, plus retail prescriptions. These mail-order prescriptions are multiplied by three to adjust for the fact that they include approximately three times the amount of product days supplied compared with retail prescriptions.
Medco uses diluted earnings per share, excluding all intangible amortization, as a supplemental measure of operating performance. Medco believes that diluted earnings per share, excluding all intangible amortization, is a valuable supplemental measurement tool used by analysts and investors to compare our overall operating performance with our industry peers. Additionally, we have calculated the 2011 diluted EPS excluding the merger-related expenses associated with the pending Express Scripts merger, as the expenses are not considered an indicator of ongoing company performance.
Conference Call
Management will hold a conference call to review Medco’s financial results and operating outlook on Oct. 26, 2011 at 8:00 a.m. ET.
To access the live conference call via telephone:
Dial in: (800) 949-5383 from inside the U.S., or (706) 679-3440 from outside the U.S.
To access the live webcast:
Visit the Investor Relations section at www.medcohealth.com/investor.
For a replay of the call:
A replay of the call will be available after the event on Oct. 26, 2011 through Nov. 9, 2011. Dial in: (800) 585-8367 or (855) 859-2056 from inside the U.S., or (404) 537-3406 from outside the U.S. Please use passcode 15287893.
About Medco
Medco Health Solutions, Inc. (NYSE: MHS) is pioneering the world’s most advanced pharmacy® and its clinical research and innovations are part of Medco making medicine smarter™ for more than 65 million members.
With more than 20,000 employees dedicated to improving patient health and reducing costs for a wide range of public and private sector clients, and 2010 revenues of $66 billion, Medco ranks 34th on the Fortune 500 list and is named among the world’s most innovative, most admired and most trustworthy companies.

Medco Third-Quarter 2011 Earnings, Page 6
For more information, go to http://www.medcohealth.com.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about the business and future financial results of the pharmacy benefit management (“PBM”) and specialty pharmacy industries, and other legal, regulatory and economic developments. We use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance” and similar expressions to identify these forward-looking statements. Medco’s actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including those set forth below.
•	Competition in the PBM, specialty pharmacy and broader healthcare industry is intense and could impair our ability to attract and retain clients;
•	Failure to retain key clients and their members, either as a result of economic conditions, increased competition or other factors, could result in significantly decreased revenues, harm to our reputation and decreased profitability;
•	Government efforts to reduce healthcare costs and alter healthcare financing practices could lead to a decreased demand for our services or to reduced profitability;
•	Failure in continued execution of our retiree strategy, including the potential loss of Medicare Part D-eligible members, could adversely impact our business and financial results;
•	If we or our suppliers fail to comply with complex and evolving laws and regulations domestically and internationally, we could suffer penalties, be required to pay substantial damages and/or make significant changes to our operations;
•	If we do not continue to earn and retain purchase discounts, rebates and service fees from manufacturers at current levels, our gross margins may decline;
•	From time to time we engage in transactions to acquire other companies or businesses and if we are unable to effectively integrate acquired businesses into ours, our operating results may be adversely affected. Even if we are successful, the integration of these businesses has required, and will likely continue to require, significant resources and management attention;
•	New legislative or regulatory initiatives that restrict or prohibit the PBM industry’s ability to use patient identifiable information could limit our ability to use information critical to the operation of our business;
•	Our Specialty Pharmacy business is dependent on our relationships with a limited number of suppliers and our clinical research services are dependent on our relationships with a limited number of clients. As such, the loss of one or more of these relationships, or limitations on our ability to provide services to these suppliers or clients, could significantly impact our ability to sustain and/or improve our financial performance;
•	Our ability to grow our Specialty Pharmacy business could be limited if we do not expand our existing base of drugs or if we lose patients;
•	Our Specialty Pharmacy business, certain revenues from diabetes testing supplies and our Medicare Part D offerings expose us to increased billing, cash application and credit risks. Additionally, current economic conditions may expose us to increased credit risk;

Medco Third-Quarter 2011 Earnings, Page 7
•	Changes in reimbursement, including reimbursement for durable medical equipment, could negatively affect our revenues and profits;
•	Prescription volumes may decline, and our net revenues and profitability may be negatively impacted, if the safety risk profiles of drugs increase or if drugs are withdrawn from the market, including as a result of manufacturing issues, or if prescription drugs transition to over-the-counter products;
•	Demand for our clinical research services depends on the willingness of companies in the pharmaceutical and biotechnology industries to continue to outsource clinical development and on our reputation for independent, high-quality scientific research and evidence development;
•	PBMs could be subject to claims under ERISA if they are found to be a fiduciary of a health benefit plan governed by ERISA;
•	Pending litigation could adversely impact our business practices and have a material adverse effect on our business, financial condition, liquidity and operating results;
•	Changes in industry pricing benchmarks could adversely affect our financial performance;
•	We are subject to a corporate integrity agreement and noncompliance may impede our ability to conduct business with the federal government;
•	The terms and covenants relating to our existing indebtedness could adversely impact our financial performance and liquidity;
•	We may be subject to liability claims for damages and other expenses not covered by insurance;
•	The success of our business depends on maintaining a well-secured pharmacy operation and technology infrastructure. Additionally, significant disruptions to our infrastructure or any of our facilities due to failure to execute security measures or failure to execute business continuity plans in the event of an epidemic or pandemic or some other catastrophic event could adversely impact our business;
•	Business process and technology infrastructure improvements associated with our agile enterprise initiative may not be successfully or timely implemented or may fail to operate as designed and intended, causing the Company’s performance to suffer;
•	We may be required to record a material non-cash charge to income if our recorded intangible assets or goodwill are impaired, or if we shorten intangible asset useful lives;
•	We are subject to certain risks associated with our international operations;
•	Anti-takeover provisions of the Delaware General Corporation Law, our certificate of incorporation and our bylaws could delay or deter a change in control and make it more difficult to remove incumbent officers and directors; and
•	We have entered into a Merger Agreement with Express Scripts, Inc. (“Express Scripts”). Express Scripts and the Company may be unable to obtain stockholder or regulatory approvals required for the merger contemplated by the Merger Agreement or may be required to accept conditions that could reduce the anticipated benefits of the merger as a condition to obtaining regulatory approvals; the length of time necessary to consummate the pending merger may be longer than anticipated; a condition to closing of the merger may not be satisfied; problems may arise in successfully integrating the businesses of Express Scripts and the Company; Express Scripts may be unable to realize the synergies expected from the merger; the merger may involve unexpected costs; the businesses may suffer as a result of uncertainty surrounding the pending merger and the industry may be subject to future risks that are described in Securities and Exchange Commission (“SEC”) reports filed by Express Scripts and the Company.
The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect our business described in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC.

Additional Information and Where to Find It

Aristotle Holding, Inc., a wholly owned subsidiary of Express Scripts, has filed a registration statement on Form S-4 with the SEC in connection with the proposed merger, which includes a joint proxy statement/prospectus of Medco and Express Scripts. Stockholders are urged to read the registration statement and the joint proxy statement/prospectus contained therein (including all amendments or supplements to it) because they contain important information.

You can obtain a free copy of the registration statement and the joint proxy statement/prospectus, as well as other filings containing information about Medco and Express Scripts, at the SEC’s Internet site (http://www.sec.gov). You can also obtain copies of Medco’s filings, free of charge, in the Investor Relations portion of the Medco website at http://www.medcohealth.com under the heading “Investors” and then under “SEC Filings” or by directing a request to Investor Relations, 100 Parsons Pond Drive, Franklin Lakes, NJ, 07417, 201-269-3400. Copies of Express Scripts’ filings can also be obtained, free of charge, by directing a request to Investor Relations, One Express Way, Saint Louis, MO, 63121.

Participants in Solicitation

Medco and Express Scripts and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Medco in connection with the proposed merger. Information about the directors and executive officers of Medco and their ownership of Medco common stock is set forth in the proxy statement for the Medco 2011 annual meeting of stockholders, as filed with the SEC on Schedule 14A on April 8, 2011. Information about the directors and executive officers of Express Scripts and their ownership of Express Scripts common stock is set forth in the proxy statement for the Express Scripts’ 2011 annual meeting of stockholders, as filed with the SEC on Schedule 14A on March 21, 2011 and in the Current Report on Form 8-K, as filed with the SEC on September 28, 2011. Additional information regarding the interests of those persons and other persons who may be deemed participants in the proxy solicitation may be obtained by reading the registration statement and the joint proxy statement/prospectus contained therein and other relevant documents filed with the SEC. You may obtain free copies of these documents as described in the preceding paragraph.

Medco Third-Quarter 2011 Earnings, Page 8
Medco Health Solutions, Inc.
Condensed Consolidated Statements of Income
Includes Merger-Related Expenses (1)
(Unaudited)
(In millions, except for per share data)
Table 1.

	Quarters Ended		Nine Months Ended
	September 24,	September 25,	September 24,	September 25,
	2011 (1)	2010	2011 (1)	2010
Product net revenues (Includes retail co-payments of $2,140 and $2,216 in the third quarters of 2011 and 2010, and $6,908 and $6,966 in the nine months of 2011 and 2010)	$16,602.8	$16,062.0	$49,988.7	$48,309.0
Service revenues	378.7	257.8	1,086.4	729.2

Total net revenues	16,981.5	16,319.8	51,075.1	49,038.2

Cost of operations:
Cost of product net revenues (Includes retail copayments of $2,140 and $2,216 in the third quarters of 2011 and 2010, and $6,908 and $6,966 in the nine months of 2011 and 2010)	15,692.1	15,127.2	47,367.1	45,665.3
Cost of service revenues	122.3	73.1	365.3	198.9

Total cost of revenues	15,814.4	15,200.3	47,732.4	45,864.2
Selling, general and administrative expenses	455.6	395.0	1,263.0	1,121.9
Amortization of intangibles	73.2	71.2	219.6	212.5
Interest expense	52.2	43.4	156.4	123.0
Interest (income) and other (income) expense, net	(2.6)	(2.6)	1.7	(10.3)

Total costs and expenses	16,392.8	15,707.3	49,373.1	47,311.3

Income before provision for income taxes	588.7	612.5	1,702.0	1,726.9
Provision for income taxes	233.3	241.0	670.7	678.0

Net income	$355.4	$371.5	$1,031.3	$1,048.9

Basic weighted average shares outstanding	388.0	429.9	397.0	450.2
Basic earnings per share	$0.92	$0.86	$2.60	$2.33

Diluted weighted average shares outstanding	394.9	437.1	404.7	459.3
Diluted earnings per share	$0.90	$0.85	$2.55	$2.28

(1)	Includes pre-tax merger-related expenses of $36.6 million for the third quarter and nine months of 2011 associated with the pending Express Scripts merger, with $35.6 million in SG&A expenses and $1.0 million in Cost of product net revenues. Merger-related expenses are $22 million after tax. Please refer to Table 4a for results excluding merger-related expenses.

Medco Third-Quarter 2011 Earnings, Page 9
Medco Health Solutions, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In millions)
Table 2.

	September 24,	December 25,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$161.5	$853.4
Short-term investments	5.3	56.7
Manufacturer accounts receivable, net	1,859.8	1,895.1
Client accounts receivable, net	2,410.7	2,553.1
Inventories, net	788.1	1,013.2
Prepaid expenses and other current assets	69.7	75.8
Deferred tax assets	266.9	238.4

Total current assets	5,562.0	6,685.7
Property and equipment, net	1,027.1	993.6
Goodwill	6,957.7	6,939.5
Intangible assets, net	2,214.4	2,409.8
Other noncurrent assets	102.4	68.7

Total assets	$15,863.6	$17,097.3

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Claims and other accounts payable	$2,960.5	$3,495.4
Client rebates and guarantees payable	2,201.8	2,453.2
Accrued expenses and other current liabilities	940.0	910.2
Short-term debt	36.4	23.6
Current portion of long-term debt	2,000.0	—

Total current liabilities	8,138.7	6,882.4
Long-term debt, net	3,002.2	5,003.6
Deferred tax liabilities	972.2	985.1
Other noncurrent liabilities	200.1	239.4

Total liabilities	12,313.2	13,110.5

Total stockholders’ equity	3,550.4	3,986.8

Total liabilities and stockholders’ equity	$15,863.6	$17,097.3

	September 24,		December 25,
	2011		2010
Balance Sheet Debt
Accounts receivable financing facility	$—		$—
Other short-term debt	36.4		23.6
Senior unsecured revolving credit facility	1,000.0	(1)	1,000.0
Senior unsecured term loan	1,000.0	(1)	1,000.0
7.25% senior notes due 2013, net of unamortized discount	499.0		498.7
6.125% senior notes due 2013, net of unamortized discount	299.4		299.2
2.75% senior notes due 2015, net of unamortized discount	499.9		499.8
7.125% senior notes due 2018, net of unamortized discount	1,190.9		1,190.1
4.125% senior notes due 2020, net of unamortized discount	499.0		498.9
Fair value of interest rate swap agreements	14.0		16.9

Total debt	$5,038.6		$5,027.2

(1)	Reflected as current portion of long-term debt on the balance sheet as of September 24, 2011.

Medco Third-Quarter 2011 Earnings, Page 10
Medco Health Solutions, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In millions)
Table 3.

	Nine Months Ended
	September 24,	September 25,
	2011	2010
Cash flows from operating activities:
Net income	$1,031.3	$1,048.9
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	154.9	135.6
Amortization of intangibles	219.6	212.5
Deferred income taxes	(97.6)	(87.5)
Stock-based compensation on employee stock plans	127.2	115.4
Tax benefit on employee stock plans	79.5	68.7
Excess tax benefits from stock-based compensation arrangements	(39.1)	(36.1)
Other	85.8	84.2
Net changes in assets and liabilities (net of acquisition effects):
Manufacturer accounts receivable, net	37.7	(99.1)
Client accounts receivable, net	43.2	(31.0)
Income taxes receivable	1.0	194.0
Inventories, net	225.4	286.3
Prepaid expenses and other current assets	5.0	(3.8)
Other noncurrent assets	(32.8)	(4.0)
Claims and other accounts payable	(533.7)	(678.1)
Client rebates and guarantees payable	(251.4)	214.5
Accrued expenses and other current and noncurrent liabilities	30.1	(55.2)

Net cash provided by operating activities	1,086.1	1,365.3

Cash flows from investing activities:
Capital expenditures	(190.3)	(164.1)
Purchases of securities and other assets	(20.3)	(32.3)
Acquisitions of businesses, net of cash acquired	(15.1)	(701.1)
Proceeds from sale of securities and other investments	51.4	18.5

Net cash used by investing activities	(174.3)	(879.0)

Cash flows from financing activities:
Proceeds from long-term debt	10,327.2	3,498.7
Repayments on long-term debt	(10,327.2)	(2,525.0)
Proceeds from accounts receivable financing facility and other	1,150.8	303.0
Repayments under accounts receivable financing facility	(1,138.0)	(300.0)
Debt issuance costs	(0.3)	(7.8)
Purchases of treasury stock	(1,786.6)	(3,161.4)
Excess tax benefits from stock-based compensation arrangements	39.1	36.1
Net proceeds from employee stock plans	131.3	34.3

Net cash used by financing activities	(1,603.7)	(2,122.1)

Net decrease in cash and cash equivalents	(691.9)	(1,635.8)
Cash and cash equivalents at beginning of period	853.4	2,528.2

Cash and cash equivalents at end of period	$161.5	$892.4

Medco Third-Quarter 2011 Earnings, Page 11
Medco Health Solutions, Inc.
Consolidated Income Statement Results
Includes Merger-Related Expenses (1)
(Unaudited)
(In millions, except for per share data)
Table 4.

	Quarter Ended			Quarter Ended	Nine Months Ended			Nine Months Ended
	September 24,			September 25,	September 24,			September 25,
	2011 (1) (2)	Variance		2010 (2)	2011 (1) (2)	Variance		2010 (2)
Consolidated income statement results
Retail product revenues (3)	$10,095.2	$194.6	2.0%	$9,900.6	$30,643.8	$692.4	2.3%	$29,951.4
Mail-order product revenues	6,507.6	346.2	5.6%	6,161.4	19,344.9	987.3	5.4%	18,357.6

Total product net revenues (3)	16,602.8	540.8	3.4%	16,062.0	49,988.7	1,679.7	3.5%	48,309.0

Client and other service revenues	249.0	40.8	19.6%	208.2	704.5	104.6	17.4%	599.9
Manufacturer service revenues	129.7	80.1	N/M *	49.6	381.9	252.6	N/M *	129.3

Total service revenues	378.7	120.9	46.9%	257.8	1,086.4	357.2	49.0%	729.2

Total net revenues (3)	16,981.5	661.7	4.1%	16,319.8	51,075.1	2,036.9	4.2%	49,038.2

Cost of product net revenues (3)	15,692.1	564.9	3.7%	15,127.2	47,367.1	1,701.8	3.7%	45,665.3
Cost of service revenues	122.3	49.2	67.3%	73.1	365.3	166.4	83.7%	198.9

Total cost of revenues (3)	15,814.4	614.1	4.0%	15,200.3	47,732.4	1,868.2	4.1%	45,864.2
Selling, general and administrative expenses	455.6	60.6	15.3%	395.0	1,263.0	141.1	12.6%	1,121.9
Amortization of intangibles	73.2	2.0	2.8%	71.2	219.6	7.1	3.3%	212.5
Interest expense	52.2	8.8	20.3%	43.4	156.4	33.4	27.2%	123.0
Interest (income) and other (income) expense, net	(2.6)	—	N/M *	(2.6)	1.7	12.0	N/M *	(10.3)

Income before provision for income taxes	588.7	(23.8)	-3.9%	612.5	1,702.0	(24.9)	-1.4%	1,726.9
Provision for income taxes	233.3	(7.7)	-3.2%	241.0	670.7	(7.3)	-1.1%	678.0

Net Income	$355.4	$(16.1)	-4.3%	$371.5	$1,031.3	$(17.6)	-1.7%	$1,048.9

Diluted earnings per share
Weighted average shares outstanding	394.9	(42.2)	-9.7%	437.1	404.7	(54.6)	-11.9%	459.3
Earnings per share	$0.90	$0.05	5.9%	$0.85	$2.55	$0.27	11.8%	$2.28

Gross margin (4)
Product	$910.7	$(24.1)	-2.6%	$934.8	$2,621.6	$(22.1)	-0.8%	$2,643.7
Product gross margin percentage	5.5%	-0.3%		5.8%	5.2%	-0.3%		5.5%
Service	$256.4	$71.7	38.8%	$184.7	$721.1	$190.8	36.0%	$530.3
Service gross margin percentage	67.7%	-3.9%		71.6%	66.4%	-6.3%		72.7%
Total	$1,167.1	$47.6	4.3%	$1,119.5	$3,342.7	$168.7	5.3%	$3,174.0
Total gross margin percentage	6.9%	0.0%		6.9%	6.5%	0.0%		6.5%

(1)	Includes pre-tax merger-related expenses of $36.6 million for the third quarter and nine months of 2011 associated with the pending Express Scripts merger, with $35.6 million in SG&A expenses and $1.0 million in Cost of product net revenues. Merger-related expenses are $22 million after tax. Please refer to Table 4a for results excluding merger-related expenses.

(2)	Includes UBC’s operating results commencing on the September 16, 2010 acquisition date.

(3)	Includes retail co-payments of $2,140 million and $2,216 million for the third quarters of 2011 and 2010, and $6,908 million and $6,966 million for the nine months of 2011 and 2010.

(4)	Represents total net revenues minus total cost of revenues.

*	Not meaningful

Medco Third-Quarter 2011 Earnings, Page 12
Medco Health Solutions, Inc.
Consolidated Income Statement Results
Excludes Merger-Related Expenses (1)
(Unaudited)
(In millions, except for per share data)
Table 4a.

	Quarter Ended			Quarter Ended	Nine Months Ended			Nine Months Ended
	September 24,			September 25,	September 24,			September 25,
	2011 (1) (2)	Variance		2010 (2)	2011 (1) (2)	Variance		2010 (2)
Consolidated income statement results
Retail product revenues (3)	$10,095.2	$194.6	2.0%	$9,900.6	$30,643.8	$692.4	2.3%	$29,951.4
Mail-order product revenues	6,507.6	346.2	5.6%	6,161.4	19,344.9	987.3	5.4%	18,357.6

Total product net revenues (3)	16,602.8	540.8	3.4%	16,062.0	49,988.7	1,679.7	3.5%	48,309.0

Client and other service revenues	249.0	40.8	19.6%	208.2	704.5	104.6	17.4%	599.9
Manufacturer service revenues	129.7	80.1	N/M *	49.6	381.9	252.6	N/M *	129.3

Total service revenues	378.7	120.9	46.9%	257.8	1,086.4	357.2	49.0%	729.2

Total net revenues (3)	16,981.5	661.7	4.1%	16,319.8	51,075.1	2,036.9	4.2%	49,038.2

Cost of product net revenues (3)	15,691.1	563.9	3.7%	15,127.2	47,366.1	1,700.8	3.7%	45,665.3
Cost of service revenues	122.3	49.2	67.3%	73.1	365.3	166.4	83.7%	198.9

Total cost of revenues (3)	15,813.4	613.1	4.0%	15,200.3	47,731.4	1,867.2	4.1%	45,864.2
Selling, general and administrative expenses	420.0	25.0	6.3%	395.0	1,227.4	105.5	9.4%	1,121.9
Amortization of intangibles	73.2	2.0	2.8%	71.2	219.6	7.1	3.3%	212.5
Interest expense	52.2	8.8	20.3%	43.4	156.4	33.4	27.2%	123.0
Interest (income) and other (income) expense, net	(2.6)	—	N/M *	(2.6)	1.7	12.0	N/M *	(10.3)

Income before provision for income taxes	625.3	12.8	2.1%	612.5	1,738.6	11.7	0.7%	1,726.9
Provision for income taxes	247.9	6.9	2.9%	241.0	685.3	7.3	1.1%	678.0

Net Income	$377.4	$5.9	1.6%	$371.5	$1,053.3	$4.4	0.4%	$1,048.9

Diluted earnings per share
Weighted average shares outstanding	394.9	(42.2)	-9.7%	437.1	404.7	(54.6)	-11.9%	459.3
Earnings per share	$0.96	$0.11	12.9%	$0.85	$2.60	$0.32	14.0%	$2.28

Earnings per share, excluding all intangible amortization (4)	$1.07	$0.12	12.6%	$0.95	$2.93	$0.37	14.5%	$2.56

Gross margin (5)
Product	$911.7	$(23.1)	-2.5%	$934.8	$2,622.6	$(21.1)	-0.8%	$2,643.7
Product gross margin percentage	5.5%	-0.3%		5.8%	5.2%	-0.3%		5.5%
Service	$256.4	$71.7	38.8%	$184.7	$721.1	$190.8	36.0%	$530.3
Service gross margin percentage	67.7%	-3.9%		71.6%	66.4%	-6.3%		72.7%
Total	$1,168.1	$48.6	4.3%	$1,119.5	$3,343.7	$169.7	5.3%	$3,174.0
Total gross margin percentage	6.9%	0.0%		6.9%	6.5%	0.0%		6.5%

(1)	Excludes pre-tax merger-related expenses of $36.6 million, or $22 million after tax, for the third quarter and nine months of 2011 associated with the pending Express Scripts merger. Please refer to Table 4 for results including merger-related expenses.

(2)	Includes UBC’s operating results commencing on the September 16, 2010 acquisition date.

(3)	Includes retail co-payments of $2,140 million and $2,216 million for the third quarters of 2011 and 2010, and $6,908 million and $6,966 million for the nine months of 2011 and 2010.

(4)	Please refer to Table 8 for reconciliation of the earnings per share excluding all intangible amortization.

(5)	Represents total net revenues minus total cost of revenues.

*	Not meaningful

Medco Third-Quarter 2011 Earnings, Page 13
Medco Health Solutions, Inc.
Consolidated Selected Information
(Unaudited)
(In millions)
Table 5.

	Quarter Ended			Quarter Ended	Nine Months Ended			Nine Months Ended
	September 24,			September 25,	September 24,			September 25,
	2011 (1)	Variance		2010 (1)	2011 (1)	Variance		2010 (1)
Volume Information
Generic mail-order prescriptions	17.7	0.6	3.5%	17.1	53.2	3.1	6.2%	50.1
Brand mail-order prescriptions	9.7	(0.5)	-4.9%	10.2	29.5	(2.4)	-7.5%	31.9

Total mail-order prescriptions	27.4	0.1	0.4%	27.3	82.7	0.7	0.9%	82.0
Retail prescriptions	152.2	(1.8)	-1.2%	154.0	471.6	2.8	0.6%	468.8

Total prescriptions	179.6	(1.7)	-0.9%	181.3	554.3	3.5	0.6%	550.8

Adjusted prescriptions (2)	233.6	(1.6)	-0.7%	235.2	717.6	4.9	0.7%	712.7
Adjusted mail-order penetration (3)	34.8%	0.3%		34.5%	34.3%	0.1%		34.2%

Generic Dispensing Rate Information
Retail generic dispensing rate	75.4%	2.3%		73.1%	75.0%	2.7%		72.3%
Mail-order generic dispensing rate	64.8%	2.0%		62.8%	64.3%	3.2%		61.1%
Overall generic dispensing rate	73.8%	2.2%		71.6%	73.4%	2.8%		70.6%

Manufacturer Rebate Information
Rebates earned	$1,528	$81	5.6%	$1,447	$4,514	$186	4.3%	$4,328
Percent of rebates retained	13.0%	0.2%		12.8%	12.3%	0.0%		12.3%

Depreciation Information
Cost of revenues depreciation	$15.6	$3.0	23.8%	$12.6	$47.5	$10.4	28.0%	$37.1
SG&A expenses depreciation	37.2	3.3	9.7%	33.9	107.4	8.9	9.0%	98.5

Total depreciation	$52.8	$6.3	13.5%	$46.5	$154.9	$19.3	14.2%	$135.6

(1)	Includes UBC’s operating results commencing on the September 16, 2010 acquisition date.

(2)	Adjusted prescription volume equals substantially all mail-order prescriptions multiplied by three, plus retail prescriptions. These mail-order prescriptions are multiplied by three to adjust for the fact that they include approximately three times the amount of product days supplied compared with retail prescriptions.

(3)	Represents the percentage of adjusted mail-order prescriptions to total adjusted prescriptions.

Medco Third-Quarter 2011 Earnings, Page 14
Medco Health Solutions, Inc.
Consolidated EBITDA
(Unaudited)
(In millions, except for EBITDA per adjusted prescription data)
Table 6.

	Quarters Ended		Nine Months Ended
	September 24,	September 25,	September 24,	September 25,
	2011 (1)	2010 (1)	2011 (1)	2010 (1)
EBITDA Reconciliation:
Net income	$355.4	$371.5	$1,031.3	$1,048.9
Add:
Interest expense	52.2	43.4	156.4	123.0
Interest (income) and other (income) expense, net	(2.6)	(2.6)	1.7	(10.3)
Provision for income taxes	233.3	241.0	670.7	678.0
Depreciation expense	52.8	46.5	154.9	135.6
Amortization expense	73.2	71.2	219.6	212.5

EBITDA	764.3	771.0	2,234.6	2,187.7

Adjustment for 2011 merger-related expenses (2)	36.6	—	36.6	—

EBITDA, excluding 2011 merger-related expenses	$800.9	$771.0	$2,271.2	$2,187.7

Adjusted prescriptions (3)	233.6	235.2	717.6	712.7

EBITDA per adjusted prescription	$3.27	$3.28	$3.11	$3.07

EBITDA per adjusted prescription, excluding 2011 merger-related expenses	$3.43	$3.28	$3.16	$3.07

(1)	Includes UBC’s operating results commencing on the September 16, 2010 acquisition date.

(2)	Represents pre-tax merger-related expenses associated with the pending Express Scripts merger.

(3)	Adjusted prescription volume equals substantially all mail-order prescriptions multiplied by three, plus retail prescriptions. These mail-order prescriptions are multiplied by three to adjust for the fact that they include approximately three times the amount of product days supplied compared with retail prescriptions.
Medco Health Solutions, Inc.
Accredo Health Group (Specialty Pharmacy) Segment Results
(Unaudited)
(In millions)
Table 7.

	Quarter Ended			Quarter Ended	Nine Months Ended			Nine Months Ended
	September 24,			September 25,	September 24,			September 25,
	2011	Variance		2010	2011	Variance		2010
Specialty Pharmacy:
Product net revenues	$3,341.3	$489.1	17.1%	$2,852.2	$9,562.8	$1,268.9	15.3%	$8,293.9
Service revenues	18.6	(7.2)	-27.9%	25.8	57.2	(18.1)	-24.0%	75.3

Total net revenues	3,359.9	481.9	16.7%	2,878.0	9,620.0	1,250.8	14.9%	8,369.2
Total cost of revenues	3,133.1	450.7	16.8%	2,682.4	8,979.8	1,193.3	15.3%	7,786.5
Selling, general and administrative expenses	67.7	(5.5)	-7.5%	73.2	206.7	(15.7)	-7.1%	222.4
Amortization of intangibles	10.5	(0.2)	-1.9%	10.7	31.5	(0.6)	-1.9%	32.1

Operating Income	$148.6	$36.9	33.0%	$111.7	$402.0	$73.8	22.5%	$328.2

Gross Margin (1)	$226.8	$31.2	16.0%	$195.6	$640.2	$57.5	9.9%	$582.7
Gross margin percentage	6.8%	0.0%		6.8%	6.7%	-0.3%		7.0%

(1)	Represents total net revenues minus total cost of revenues.

Medco Third-Quarter 2011 Earnings, Page 15
Medco Health Solutions, Inc.
Earnings Per Share Reconciliation
(Unaudited)
Table 8.

	Quarters Ended		Nine Months Ended
	September 24,	September 25,	September 24,	September 25,
	2011	2010	2011	2010
Earnings Per Share Reconciliation:
GAAP diluted earnings per share	$0.90	$0.85	$2.55	$2.28

Adjustment for merger-related expenses (1)	0.06	—	0.05	—

Diluted earnings per share, excluding merger-related expenses	$0.96	$0.85	$2.60	$2.28

Adjustment for the amortization of intangible assets (2)	0.11	0.10	0.33	0.28

Diluted earnings per share, excluding all intangible amortization and merger-related expenses	$1.07	$0.95	$2.93	$2.56

Diluted earnings per share growth over prior year, excluding all intangible amortization and merger-related expenses		12.6%		14.5%

(1)	This adjustment represents the per-share effect of pre-tax merger-related expenses of $36.6 million, or $22 million after tax, for the third quarter and nine months of 2011 associated with the pending Express Scripts merger.

(2)	This adjustment represents the per-share effect of all intangible amortization.
Medco Health Solutions, Inc.
Guidance Information
(Unaudited)
Table 9.

	Full Year Ended
	December 25, 2010	Full Year Ended December 31, 2011
	Actual	Low End	High End
Earnings Per Share Guidance Reconciliation:
GAAP diluted earnings per share	$3.16	$3.54	$3.58

Adjustment for merger-related expenses (1)	—	0.11	0.11

Diluted earnings per share, excluding merger-related expenses	$3.16	$3.65	$3.69

Adjustment for the amortization of intangible assets (2)	0.39	0.43	0.43

Diluted earnings per share, excluding all intangible amortization and merger-related expenses	$3.55	$4.08	$4.12

Diluted earnings per share growth over prior year		12%	13%
Diluted earnings per share growth over prior year, excluding merger-related expenses		16%	17%
Diluted earnings per share growth over prior year, excluding all intangible amortization and merger-related expenses		15%	16%

(1)	This adjustment represents the per-share effect of estimated 2011 merger-related expenses associated with the pending Express Scripts merger.

(2)	This adjustment represents the per-share effect of all intangible amortization.